                                                                    Exhibit 3.20

Corporations Section                                          Gwyn Shea
P.O. Box 13697                                                Secretary of State
Austin, Texas 78711-3697

                          [Seal of the State of Texas]

                        Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the document, Legacy Filing for KERRVILLE COMMUNICATIONS CORPORATION (filing number:
57514500), a Domestic Business Corporation, was filed in this office on August 21, 1981.

IT IS FURTHER CERTIFIED THAT THE ENTITY STATUS IN TEXAS IS ACTIVE.

                                     In testimony whereof, I have hereunto
                                     signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on January 22, 2002.

[Seal of the State of Texas]

                                                    /s/ Gwyn Shea
                                                    ----------------------------
                                                    Gwyn Shea
                                                    Secretary of State

                              AMENDED AND RESTATED
                                   ARTICLES OF
                                  INCORPORATION
                                       OF
                      KERRVILLE COMMUNICATIONS CORPORATION

     KERRVILLE COMMUNICATIONS CORPORATION, a corporation organized under the laws of the State of Texas (the "Corporation"), hereby adopts these Amended and Restated Articles of Incorporation, pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the "Act"):

     FIRST: The Amended and Restated Articles of incorporation set forth in Paragraph FOURTH below accurately copy the Articles of Incorporation and all amendments thereto that are in effect as of the date hereof, as amended further by the amendments set forth herein. Except for the following amendments, no other change is effected hereby:

            (A) ARTICLE THREE is amended to provide that the Corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under the Act.

            (B) ARTICLE FOUR is amended by (i) increasing the authorized number of shares of Common Stock from, 10,000 to 200,000, (ii) changing the per value of the Common Stock from no par to $0.0001 per share and effecting a corresponding reduction in the stated capital of the Corporation and (iii) creating the Series A Preferred Stock of the Corporation, which shall have the rights, powers and preferences set forth in such Article Four.

            (C) ARTICLE SEVEN is amended by providing that the number of directors shall consist of such number, not less than one nor more than twelve, as shall be determined from time to time by resolution of the Board of Directors or the shareholders and by insetting the names and addresses of the current board of directors in lieu of the names and addresses of the initial board of directors.

            (D) The original text of ARTICLE EIGHT of the Articles of Incorporation, which set forth the name and address of the Corporation's incorporator, has been deleted in accordance with Article 4.07 of the Act.

            (E) The original text of ARTICLE NINE, which provided for the indemnification of directors, has been deleted and a new provision has been added as ARTICLE EIGHT to provide for the limitation of liability and indemnification of the directors of the Corporation as set forth therein.

            (F) ARTICLE NINE has been added to provide that the shareholders of the Corporation shall not be entitled to preemptive rights, except as provided in any contract with the Corporation.

            (G) ARTICLE TEN has been added to provide that the shareholders of the Corporation shall not be entitled to cumulative voting in the election of directors.

            (H) ARTICLE ELEVEN has been added to effect a ten-for-one stock split of the issued and outstanding Common Stock of the Corporation.

    SECOND: Each such amendment made by the Amended and Restated Articles of Incorporation has been effected in conformity with the provisions of the Act, and the Amended and Restated Articles of Incorporation of the Corporation, including the amendments contained therein, were duly adopted and approved by the shareholders of the Corporation on September 25, 1992. The Corporation has 10,000 shares of common stock issued and outstanding which are called to vote on the amendments described herein. The number of shares voted for and against the amendments were as follows:

Voted For                   Abstained              Voted Against
---------                   ---------              -------------
  9,553                        547             0 (none opposed)

     THIRD: The original Articles of Incorporation of the Corporation were filed with the Secretary of Stare of Texas on August 21, 1981, under the name Kerrville Communications Corporation, Inc., and previously amended on February 29, 1998. The date of these Amended and Restated Articles of Incorporation is September 30, 1998.

    FOURTH: The Amended and Restated Articles of Incorporation of the
            Corporation are as follows:

                                   ARTICLE ONE

    The name of the Corporation is Kerrville Communications Corporation.

                                   ARTICLE TWO

    The period of the Corporation's duration is perpetual.

                                  ARTICLE THREE

    The Corporations is organized for the purposes of transacting any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act (the "Act").

                                  ARTICLE FOUR

      (A) Authorized Shares. The Corporation is authorized to issue an aggregate of 211,500 shares of stock, consisting of the series and classes of stock set forth in Section B.1 below.

      (B) Preferences, Limitations and Relative Rights. The preferences, limitations and relative rights of each class, and of each series within a class, and the distinguishing designation for each class, and of each series within a class, are as follows:

            Section 1. Designation and Number of Shares.

            (a) Series A Preferred Stock. There is hereby established a series of Preferred Stock, $0.0001 par value, designated as "Series A Preferred Stock" (the "Series A Preferred Stock"). The Corporation is authorized to issue 11,500 shares of Series A Preferred Stock.

            (b) Common Stock. The Corporation is authorized to issue 200,000 shares of Common Stock, $0.0001 par value ("Common Stock").

            (c) Definitions. Capitalized Terms used herein this ARTICLE FOUR and not otherwise defined shall have the respective meanings set forth in
      Section 11 below.

            Section 2. Rank.

            (a) Series A Preferred Stock. The Series A Preferred Stock shall, with respect to the payment of dividends, redemption rights, and the distribution of assets upon the occurrence of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or any other payment or distribution with respect to the Capital Stock of the Corporation, rank senior to (i) all shares of Common Stock of the Corporation, and (ii) all shares of each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Stock (the securities described in the foregoing clauses (i) and (ii). are defined for purposes hereof as the "Junior Securities").

            (b) Common Stock. The Common Stock shall, with respect to the payment of dividends, redemption rights, and the distribution of assets upon the occurrence of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or any other payment or distribution with respect to the Capital Stock of the Corporation, rank junior to the Series A Preferred Stock.

            Section 3. Liquidation Preferences.

            (a) Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid for each share of Series A Preferred Stock held thereby, out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution of assets to the holders of any Junior Securities, an amount (the "Series A Liquidation Amount") in cash equal to (i) $1,000.00 per share (the "Series A Liquidation Preference") (subject to adjustment for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) plus (ii) all accrued and unpaid dividends thereon (whether or not earned, declared, or yet payable) to the dare fixed for payment of the Series A Liquidation Amount in such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (or, if funds sufficient for such payment are not available from and after the dare fixed for such payment until such payment is made, to the date such payment is actually made). Except as provided in the preceding sentence, holders of shares of Series A Preferred Stock shall not be entitled to any other payment or distribution in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the foregoing Series A Liquidation Amount to the holders of outstanding shares of the series A Preferred Stock then the holders of all shares of Series A Preferred Stock shall share ratably, in accordance with the shares of Series A Preferred Stock held by them, and to the exclusion of all holders of Junior Securities, in the assess available for distribution to the shareholders of the Corporation in such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

            (b) Common Stock and other Junior Securities. After the holders of all shares of Series A Preferred Stock shall have been paid in full the amounts to which they are entitled under Section 3(a), the remaining net assets of the Corporation shall be distributed to the holders of Junior Securities (including the Common Stock) in accordance with these Articles of Incorporation.

            (c) Notice of Payment. Written notice of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date, the Series A Liquidation Amount and the place where such Series A Liquidation Amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

            Section 4. Dividends.

            (a) Series A Preferred Dividends. On the last day of March, June, September and December of each year (each such due being referred to herein as a "Series A Quarterly Dividend Date"), beginning on the first Series A Quarterly Dividend Date following the date on which Series A Preferred Stock is first issued (the "Series A Issue Date") the holders of shares of Series A Preferred Stock, in preference to the holders of Junior Securities, shall be entitled to receive out of the assets of the Corporation legally available therefor, dividends on the Series A Preferred Stock at an annual rate of 8.0%, subject to increase as provided in Section 4(b) (the "Series A Coupon Rate"), on the sum of (i) the Series A Liquidation Preference thereof plus (ii) all or any part of any accrued dividends thereon that were payable but unpaid on any previous Series A Quarterly Dividend Date ("Dividend Arrearages"), whether or not such nonpayment was permitted hereby. Such dividends (A) shall be calculated on the basis of a 365-day year, (B) shall be cumulative and (C) shall accrue, whether or not earned or declared and irrespective of whether there are funds of the Corporation legally available for the payment of dividends, each day that the Series A Preferred Stock or any Dividend Arrearage is outstanding. On each Series A Quarterly Dividend Date, no dividends shall be payable in cash except upon the affirmative action of the Board of Directors; provided, that if any such dividend is not paid in cash via immediately available funds, the amount of such unpaid dividend shall be a Dividend Arrearage to which the Series A Coupon Rate will apply for purposes of determining the dividends accruing after such Series A Quarterly Dividend Date. Subject to the provisions of the Subordination Agreement, the Board of Directors shall take all such actions as shall be necessary or proper to declare and pay the dividends on the Series A Preferred Stock as and when required by this
      Section 4. The Board of Directors may fix in advance a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend thereon, which record date shall be no more than thirty (30) days or less than ten (10) days prior to the date fixed for the payment thereof.

            (b) Defaults. If the Corporation (each of the following is referred to hereinafter as a "Default"): (i) fails to redeem any of the Series A Preferred Stock on any date fixed for redemption in accordance with the Purchase Agreement; (ii) (A) commences any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking To adjudicate it bankrupt or insolvent, or seeking reorganization, composition, extension or other such relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian or other similar official for all or substantially all of its assets (a "Bankruptcy Action"), (B) becomes the debtor named in any Bankruptcy Action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed or undischarged for a period of ninety (90) days or (C) makes a general assignment for the benefit of his creditors; (iii) fails to comply with Section 6(c); or (iv) fails to comply in all material respects with any of the terms or covenants contained in the Purchase Agreement or any representation or warranty contained or incorporated by reference in the Purchase Agreement fails to be true in all material respects when made or deemed made and in either case with respect to this clause (iv), such failure continues uncured for a period of thirty (30) days from the earlier to occur of (A) written notice from a holder of the Series A Preferred Stock specifying such failure and requesting that it be cured or (B) an executive officer of the Corporation becoming aware of such failure, then, in addition to any rights or remedies provided herein or at law or in equity to the holders of the Series A Preferred Stock, the Series A Coupon Rate with respect to dividends accruing from and after the date of such Default shall be increased to 12.0% per annum. Such increase in the Series A Coupon Rate shall continue in effect until such time as the Corporation cures such Default, at which time the Series A Coupon Rate with respect to dividends accruing from and after the date of such cure shall be reduced to 8.0% per annum.

            (c) Common Stock Dividends. Subject to Section 6, following the redemption of all of the Series A Preferred Stock and payment in full to all holders thereof of the amounts payable hereunder, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, with each share of Common Stock sharing equally, share for share, in all such dividends.

            Section 5. Redemption. Subject to the provisions of the Subordination Agreement, the issued and outstanding shares of Series A Preferred Stock shall be subject to mandatory redemption, redemption at the election of the holders thereof and redemption at the option of the Corporation as set forth in Article X of the Purchase Agreement, the provisions of which are hereby incorporated by reference herein as if set forth herein in their entirety.

            Section 6. Voting Rights; Certain Restrictions.

            (a) Common Stock. Except as otherwise expressly provided herein or as required under Texas law, holders of the Common Stock shall have the right to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation and each share of Common Stock shall be entitled to one vote.

            (b) Series A Preferred Stock. Except as otherwise required under Texas law or as set forth in this Section 6, the holders of Series A Preferred Stock, in their capacity as such, shall not be entitled to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation. In any case in which the holders of Series A Preferred Stock shall be entitled to vote pursuant to Texas law or this Section 6, each holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock.

            (c) Special Voting Rights of Series A Preferred Stock. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not take any of the following actions without the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as a separate series, in person or by proxy, by resolution or in writing, as the case may be:

                  (i) create, authorize or issue any class or series of Capital
            Stock of the Corporation hereafter which ranks pari passu with or senior to the Series A Preferred Stock with respect to the payment of dividends, redemption rights, or distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (ii) amend or abet the specified rights, preferences,
            privileges, powers or other rights of the holders of Series A Preferred Stock (including by any amendment to the Articles of Incorporation of the Corporation) in any manner adverse thereto;

                  (iii) redeem or purchase any shares of Junior Securities or any other shares of a class or series of Capital Stock of the Corporation which ranks pari passu with the Series A Preferred Stock; or

                  (iv) declare, pay or set apart for payment any dividend or distribution on any shares of Junior Securities or any other shares of a class or series of Capital Stock of the Corporation which ranks pari passu with the Series A Preferred Stock.

            Section 7. Contractual Rights Not Limited. Nothing in the powers, preferences and rights of the Series A Preferred Stock set forth herein shall limit or abrogate any powers, preferences and rights granted to the holders of the Series A Preferred Stock pursuant to any contract of such holders with the Corporation, or with any other shareholders of the Corporation, including without limitation the Purchase Agreement.

            Section 8. Certain Remedies. Subject to the provisions of the Subordination Agreement, any registered holder of Series A Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of these Articles of Incorporation and to enforce specifically the terms and provisions of these Articles of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

            Section 9. No Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock that have been issued and reacquired by the Corporation in any manner, including shares redeemed or purchased, shall not be reissued.

            Section 10. Business Day. If any payment shall be required by the terms hereof to be made on a day that is a Saturday, a Sunday, or other day on which commercial banks in the State of Texas are authorized or required by law or executive order to close, such payment may instead be made on the immediately succeeding business day, but if such payment includes the amount of any accrued dividends, such dividends shall continue to accrue to the actual date of payment.

            Section 11. Definitions. As used in these Articles of incorporation, the following tams shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa, unless the context otherwise requires):

            "Board of Directors" means the Board of Directors of the Corporation.

            "Capital Stock" means any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, the Corporation's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

            "Purchase Agreement" means the Securities Purchase Agreement dated on or about September 30, 1998 between the Corporation and NationsBanc Capital Corporation, as amended or supplemented from time to time.

            "Subordination Agreement" means the Subordination Agreement dated on or about September 30, 1998 from NationsBanc Capital Corporation, consented and agreed to by the Corporation and its Subsidiaries, in favor or NationsBank, N.A. and the several lenders from time to time parties to the Credit Agreement of even date herewith, among the Corporation, NationsBank, N.A., as the administrative agent and such lenders.

                                  ARTICLE FIVE

      The Corporation shall not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000) consisting of money, labor done, or property actually received.

                                   ARTICLE SIX

      The address of the Corporation's registered office in this state is 955 Water Street, Kerrville, Texas 78029 and the name of the Corporation's registered agent at such address is C. R. Weinheimer.

                                  ARTICLE SEVEN

      The number of directors constituting the Corporation's Board of Directors shall be such number, not less than one nor more than twelve, as shall be determined from time to time by the Board of Directors or the shareholders. The current members of the board of directors are:

            Edward C. Flato              Kenneth S. Harrison
            T.W. Labatt, III             Robert J. Pacharzina
            E.C. Parker, Jr.             Scott S. Parker
            Tobin Parker                 Dalene Reagan
            Robert L. Reagan             Deree Reagan
            Jane Flato Smith

The address of each director is 955 Water Street, Kerrville, Texas 78028.

                                  ARTICLE EIGHT

      (A) Limitation of Liability. A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director. This Article does not eliminate or limit the liability of a director for (i) a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

      This Article is intended to limit the liability of a director of the Corporation to the fullest extent permitted by law. In the event that the Texas Miscellaneous Corporation Laws Act or the Act is amended to authorize corporate action further limiting or eliminating liability of directors, then the liability of a director of the Corporation shall be limited or eliminated to the fullest extent permitted by either of such acts, as so amended, without any further action. The limitation of liability contained in this Article shall not be deemed exclusive of any rights or limitations of liability or indemnity to which a director may otherwise be entitled. Any repeal or modification of this Article by the shareholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      (B) Indemnification. Any person who was, is, or is threatened to be made, a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, investigative or administrative, any appeal in such action, sun or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (collectively, a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving are the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, shall be indemnified by the Corporation to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment pennies the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, court costs, fines, penalties, excise taxes, and amounts paid in settlement) reasonably incurred or suffered in connection therewith and such indemnification shall continue as to any such person who has ceased to be a director or officer and shall inure to the benefit of such persons' heirs, executor and administrators. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses (court costs and attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, the applicable requirements of the Act are met prior to such advancement.

      The right to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of, nor shall it be construed to limit, any other right which any person may have or hereafter acquire under any statute, these Articles of Incorporation, bylaws, agreement, vote of shareholders or otherwise.

                                  ARTICLE NINE

      The shareholders of the Corporation shall not have any preemptive rights to subscribe for or acquire or other securities of any kind shares of the Corporation, except to the extent that the Corporation may by contract agree to provide any such preemptive rights to any shareholders.

                                   ARTICLE TEN

      The shareholders of the Corporation shall not be entitled to cumulative voting in die election of directors.

                                 ARTICLE ELEVEN

      Effective immediately upon the filing of these Amended and Restated Articles of Incorporation of the Corporation with the Secretary of State of the State of Texas, each issued and outstanding share of Common Stock shall be convened into and exchanged for ten (10.00) shares of Common Stock, with it being the intent hereof that the 10,000 shares of common stock, without par value, issued and outstanding as of the date hereof become 100,000 shares of Common Stock, $0.0001 par value. The stated capital of the Corporation shall be $10.00.

This the 30th day of September, 1998.

                                       KERRVILLE COMMUNICATIONS  CORPORATION

                                       By: /s/ Calvin R. Weinheimer
                                           ------------------------------------
                                           Calvin R. Weinheimer
                                           President

                              ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                      KERRVILLE COMMUNICATIONS CORPORATION

      KERRVILLE COMMUNICATIONS CORPORATION, a corporation organized under the laws of the State of Texas (the "Corporation"), hereby adopts these Articles of Amendment pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act:

      FIRST: The name of the Corporation is Kerrville Communications
Corporation.

      SECOND: ARTICLE FOUR of the Amended and Restated Articles of Incorporation is hereby amended and restated in its entirety so as to read as follows:

                                  "ARTICLE FOUR

      (A) Authorized Shares: The Corporation is authorized to issue an aggregate of ten (10) shares of Common Stock, $1.00 per share par value.

      (B) Common Stock Dividends: The holders of the Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, with each share of Common Stock sharing equally, share for share, in all such dividends.

      (C) Voting Rights; Certain Restrictions; Common Stock: Except as otherwise expressly provided herein or as required under Texas law, holders of the Common Stock shall have the right to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation and each share of Common Stock shall be entitled to one vote."

      THIRD: These Articles of Amendment have been adopted by the sole shareholder of the Corporation as of January 31, 2002.

      FOURTH: The number of shares of Common Stock of the Corporation outstanding at the time of adoption of these Articles of Amendment was fifty thousand three hundred twenty seven (50,327), and the number of shares of Common Stock of the Corporation entitled to vote thereon was fifty thousand three hundred twenty seven (50,327).

      FIFTH: The number of shares of Series A Preferred Stock of the Corporation outstanding at the time of adoption of these Articles of Amendment was eleven thousand five hundred (11,500), and the number of shares of Series A Preferred Stock of the Corporation entitled to vote thereon was eleven thousand five hundred (11,500).

      SIXTH: The number of shares of Common Stock of the Corporation voted in favor of these Articles of Amendment was fifty thousand three hundred twenty seven (50,327).

      SEVENTH: The number of shares of Series A Preferred Stock of the Corporation voted in favor of these Articles of Amendment was eleven thousand five hundred (11,500).

      EIGHTH: This Amendment does not change the amount of the stated capital of the Corporation.

      The holders of all of the shares outstanding and entitled to vote on this Amendment have signed a consent in writing pursuant to Article 9.10 of the Texas Business Corporation Act adopting said amendment and any written notice required by Article 9.10 of the Texas Business Corporation Act has been given.

      WITNESS the following signature as of January 31, 2002.

                                              KERRVILLE COMMUNICATIONS
                                              CORPORATION

                                              By: /s/ William M. Ojile, Jr. Esq.
                                                  ------------------------------
                                              Name: William M. Ojile, Jr., Esq.
                                              Title: Secretary

Corporations Section                                          Gwyn Shea
P.O. Box 13697                                                Secretary of State
Austin, Texas  78711-3697

                          [Seal of the State of Texas]

                        Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

                      KERRVILLE COMMUNICATIONS CORPORATION
                             Filing Number: 57514500

Articles of Incorporation                                        August 21, 1981
Articles Of Amendment                                         September 17, 1981
Articles Of Amendment                                          February 29, 1988
Restated Articles Of Incorporation                            September 30, 1998

                                In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on January 30, 2002.

[Seal of the State of Texas]

                                         /s/ Gwyn Shea
                                         -----------------------
                                         Gwyn Shea
                                         Secretary of State

Corporations Section                                          Gwyn Shea
P.O. Box 13697                                                Secretary of State
Austin, Texas  78711-3697

                          [Seal of the State of Texas]

                        Office of the Secretary of State

                            CERTIFICATE OF AMENDMENT

                                       OF

                      KERRVILLE COMMUNICATIONS CORPORATION
                                    57514500

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of amendment for the above named entity have been received in this office and have been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Amendment.

Dated: 01/31/2002
Effective: 01/31/2002

[Seal of the State of Texas]

                                             /s/ Gwyn Shea
                                             --------------------
                                             Gwyn Shea
                                             Secretary of State